Exhibit 5.1

December 11, 2009

China Yida Holding, Co.
RM 1302-3 13/F, Crocodile House II
55 Connaught Road Central, Hong Kong

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to China Yida Holdings, Corp, a Delaware corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus"), and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to $50,000,000 aggregate initial offering price of securities consisting of (i) shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), (ii) shares of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock"), (iii) debt securities, in one or more series, consisting of either senior debt securities or subordinated debt securities (the "Debt Securities"), (iv) warrants ("Warrants") to purchase Common Stock, Preferred Stock or Debt Securities, (v) right to purchase Common Stock (the “Purchase Rights”), or (vi) units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Rights, or any combination thereof, in one or more series (the "Units"). The Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Rights and Units are collectively referred to herein as the “Securities.”

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than the Company) any document reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder); (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), the Company’s Certificate of Incorporation, as amended, (the “Certificate”) and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting agreement; (v) the total number of shares of Common Stock issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles; (vi) the Board Action authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of Purchase Rights, we have further assumed that (i) such Purchase Rights shall have been issued pursuant to a rights agreement (individually, a “Rights Agreement”) between the Company and a rights agent to be identified in the applicable Prospectus Supplement (the “Rights Agent”); (ii) such Rights Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Purchase Rights shall have been established in accordance with the provisions of such Rights Agreement(s); (iv) such Purchase Rights shall have been duly executed, issued and delivered in accordance with the provisions of such Rights Agreement(s); (v) such Purchase Rights and the related Rights Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Purchase Rights and the related Rights Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Debt Securities, we have further assumed that: (i) such Debt Securities shall have been issued pursuant to an indenture (individually, and as supplemented from time to time, an “Indenture”) between the Company and a trustee to be identified in the applicable Prospectus Supplement (the “Trustee”); (ii) such Indenture shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; (iv) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (v) such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants shall have been issued pursuant to a warrant agreement (individually, a “Warrant Agreement”) between the Company and a warrant agent to be identified in the applicable Prospectus Supplement (the “Warrant Agent”); (ii) such Warrant Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (iv) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (v) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under any Purchase Right or Rights Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Rights Agent under each Rights Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Rights Agreement; (iii) has duly authorized, executed and delivered such Rights Agreement and such Rights Agreement constitutes the legally valid and binding obligation of such Rights Agent enforceable against such Rights Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Rights Agent under such Rights Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Rights Agreement.

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Trustee under each Indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed and delivered such Indenture and such Indenture constitutes the legally valid and binding obligation of such Trustee enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention.

The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution, and (vi) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in any Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus and in any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Anslow & Jaclin, LLP

Anslow & Jaclin, LLP